UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 1, 2007
(Date of earliest event reported)	(October 26, 2007)

Multimedia Games, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2007, MGAM Systems, Inc. and Megabingo, Inc. (together, the “Subsidiaries”), each a Delaware corporation and wholly-owned subsidiary of Multimedia Games, Inc., a Texas corporation (“Multimedia Games”), entered into an Amendment to Credit Agreement, dated as of such date, with Comerica Bank, as Agent (the “Agent”) under the Existing Agreement (as defined below), CIT Lending Services Corporation, as Syndication Agent under the Existing Agreement, and the “Banks” party to the Existing Agreement (the “Amendment”), amending the Credit Agreement dated as of April 27, 2007 by and among the Subsidiaries, the Banks and the Agent, as amended by a certain letter amendment dated June 6, 2007 by and among the Subsidiaries, such financial institutions and Comerica Bank (the “Existing Agreement”). The Amendment amends the Existing Agreement by (i) transferring $75 million of the current $150 million revolving credit commitment under the Existing Agreement (and up to $75 million outstanding amount of the revolving loans thereunder) to a fully funded $75 million term loan (the “Term Loan”) due April 27, 2012 (with the remaining $75 million revolving credit commitment continuing in effect on the terms set forth in the Existing Agreement), (ii) providing that the Term Loan amortize in an annual amount of 1% per year, payable in equal quarterly installments (with the remaining amount due on the maturity thereof), (iii) requiring certain mandatory prepayments be made on the Term Loan from the net cash proceeds of certain asset sales and condemnation proceedings (in each case to the extent not reinvested, within certain specified time periods, in the replacement or acquisition of property to be used in the Subsidiaries’ businesses), (iv) requiring the Subsidiaries enter into hedging arrangements covering at least $50 million of the Term Loan for a three year period and (v) modifying certain of the interest rate margins (which are based on Multimedia Games’ and its subsidiaries’ consolidated total leverage ratio) applicable to the Term Loan.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Credit Agreement, dated as of October 26, 2007, by and among MGAM Systems, Inc., Megabingo, Inc., Comerica Bank, CIT Lending Services Corporation and the Banks party to Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: November 1, 2007	By:	/s/ Clifton E. Lind
Clifton E. Lind
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Credit Agreement, dated as of October 26, 2007, by and among MGAM Systems, Inc., Megabingo, Inc., Comerica Bank, CIT Lending Services Corporation and the Banks party to the Credit Agreement.